SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2007

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212) 381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.03. Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On September 27, 2007, the Board of Directors of Phillips-Van Heusen Corporation (the “Company”) amended the Company’s By-Laws to (1) allow the Company’s securities to be eligible for issuance under the direct registration system in order to comply with paragraph 501.00(B) of the New York Stock Exchange Listed Company Manual and (2) set forth the stockholders’ existing right to take action by written consent under Section 228 of the General Corporation Law of the State of Delaware.

The Company’s By-Laws, as amended, are attached as Exhibit 3.1 to this Report and are incorporated herein by reference.

On September 28, 2007, the Company filed a certificate of elimination with the Secretary of State of Delaware pursuant to Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Company’s Certificate of Incorporation all references to the Company’s Series A Cumulative Participating Preferred Stock, par value $100 per share (the “Series A Preferred Stock”).  The Series A Preferred Stock was established as part of the Company’s June 10, 1986 distribution to stockholders of rights to purchase Series A Preferred Stock pursuant to a Preferred Stock Purchase Rights Agreement.  The Preferred Stock Purchase Rights Agreement expired on June 16, 2006 and, as a result, the Company eliminated the Series A Preferred Stock from its Certificate of Incorporation.  The shares of preferred stock that were reserved for issuance as Series A Preferred Stock returned to the status of authorized and unissued shares of preferred stock and may be designated and issued in any series of preferred stock.

The certificate of elimination is attached as Exhibit 3.2 to this Report and is incorporated herein by reference.

Item 9.01

Financial Statements And Exhibits.

 (d)

Exhibits:

Exhibit           Description

3.1

By-Laws of Phillips-Van Heusen Corporation, as amended through September 27, 2007.

3.2

Certificate Eliminating Reference To Series A Cumulative Participating Preferred Stock From Certificate Of  Incorporation Of Phillips-Van Heusen Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date:   September 28, 2007

Exhibit Index

Exhibit           Description

3.1

By-Laws of Phillips-Van Heusen Corporation, as amended through September 27, 2007.

3.2

Certificate Eliminating Reference To Series A Cumulative Participating Preferred Stock From Certificate Of  Incorporation Of Phillips-Van Heusen Corporation.